EXHIBIT 3.93
SAMPLE DEED OF FOUNDATION FOR A SINGLE MEMBER LIMITED LIABILITY COMPANY
Deed of foundation
The undersigned founder resolves the
a) deed of foundation;
b) consolidated version of the deed of foundation;
of the below single member limited liability company on the basis of the sample deed of foundation as attached to Act no. V. of 2006 (hereinafter CR) in accordance with the provisions of Act no. IV. of 2006 (hereinafter CA):
1. Name of the company, registered office, place(s) of business, branch(s)

1.1.	Name of the company:	Closure Systems International Holdings (Hungary) Vagyonkezelõ Korlátolt Felelõsségû Társaság

	Abbreviated name of the company:	Closure Systems International Holdings (Hungary) Kft.

1.2	English name of the company:	—

	Abbreviated English name of the company:	—

1.3.	Registered office of the company:	8000 Székesfehérvár, Berényi út 72-100.

The registered seat of the company is

a) the place of central administration;

	b) not the place of central administration:	—

1.4	Place(s) of business of the company:	—

1.5	Branch(s) of the company:	—

1.6	E-mail address of the company:	Helen.Golding@rankgroup.co.nz
2. Founder of the company

Name:	—
Mother’s name:	—
Home address:	—
Corporate name:	Closure Systems International B.V.
Registration number:	34291082
Registered office:	Teleportboulevard 140, 1043EJ Amsterdam, the Netherlands

Name of authorized representative:	Orangefield Trust (Netherlands) B.V. (registered office:
Teleportboulevard 140, 1043EJ Amsterdam, the Netherlands, registration number: 33135957)
Mother’s name:	—
Home address:	—
3. Scope of activities of the company
3.1.	Main business activity:

64.20’08 Activities of holding companies

3.2.	Other activities: —

3.3	The manager director of the company is

a) authorized to amend

b) not authorized to amend the scope of activities.
4. Term of operation of the company
The company will operate for

a) an indefinite term;

b) a definite term, until: —
5. Registered capital of the company
5.1.	The company’s registered capital is HUF 25,212,670,000.00, that is twenty five billion two hundred and twelve million six hundred seventy thousand Hungarian Forints, comprising

a) HUF 25,212,670,000.00, that is cash, representing 100 % of the registered capital

b) HUF —, that is — Hungarian forints in- kind contributions, representing — % of the registered capital.

5.2	By the time the application for registration is submitted to the court of registration,

a) 100% of the cash contribution;

b) HUF 100, 000 out of the cash contribution;

shall be paid to the bank account/treasury of the company and the in- kind contributions shall be made available to the company.

5.3	Should the founder of the company not fully pay up the cash contribution at the time of the foundation; it shall pay up the outstanding amount of the cash contribution until ___________, but by latest within one year as of the registration of the company.

5.4	The managing director of the company shall notify the court of registration of the payment of the registered capital.

6. Member’s capital contribution

6.1.	Name(company name):	Closure Systems International B.V.

	Amount of capital contribution:	HUF 25,212,670,000.00

Composition of capital contribution,

	a) Cash:	HUF 25,212,670,000.00

b) In-kind contributions: — description: value: —
7. Business quota
7.1.	Following registration of the company, the rights of the member and his share from the assets of the company are embodied by his business quota. The member may have only one business quota.
8. Transfer and division of business shares
8.1.	The single-member company may not acquire its own business quota.

8.2.	Business quota may only be divided in the event of transfer, legal succession of the member ceased to exist or inheritance.

8.3.	If, due to the division of business quota or the increase of registered capital new members are admitted into a single-member company and in this way it becomes a company with multiple members, the members shall replace the deed of foundation by an articles of association.
9. Distribution of profits
9.1.	The member shall be entitled to dividend from the company’s taxed profit established in accordance with the Accounting Act that is available from the current year and has been ordered for distribution under Subsection (1) of Section 131 of the Companies Act, or from the taxed profit supplemented by the available profit reserves from the current year.
10. Founder’s resolution
10.1.	The founder shall decide the matters falling within the competence of the members’ meeting by way of a resolution, and shall notify the managing director accordingly.

10.2.	All issues which are assigned exclusively to the competence of the members’ meeting by law shall fall within the exclusive competence of the founder.

11. The managing director

11.1.	The managing director of the company:
	Name:	Helen Dorothy Golding
	Mother’s maiden name:	Dorothy Evelyn Kerr
	Home address:	16A Arney Road, Remuera, Auckland, New Zealand

The managing director shall be appointed for

a) an indefinite term;

b) a definite term.

	Commencement date:	30 January 2008

	Expiry date:	—

11.2.	The managing director of the company:
	Name:	Gregory Alan Cole
	Mother’s maiden name:	Mary Jeanette Blundell
	Home address:	18 Tarata Street, Mt. Eden, Auckland, 1024 New Zealand

The managing director shall be appointed for

a) an indefinite term;

b) a definite term.

	Commencement date:	30 January 2008

	Expiry date:	—
11.3.	The managing director(s) shall make a statement on the solvency of the company.
12. Procurist
12.1	A procurist

a) may be appointed;

b) may not be appointed;

at the company.

12.2	Employees appointed as procurist(s): Name: — Mother’s name: — Address: — Commencement date: —
13. Power of representation
13.1.	Persons empowered to sign on behalf of the company individually: Name: Helen Dorothy Golding Name: Gregory Alan Cole

13.2.	Persons empowered to sign on behalf of the company jointly:

a)	Name: —

Name: —

are empowered to sign on behalf of the company jointly.

b)	Name: —

Name: —

are empowered to sign on behalf of the company jointly.
14. Supervisory Board
14.1.	Supervisory board
a) will be;

b) will not be

set up at the company.
14.2	The president of the supervisory board:
Name: —
Mother’s maiden name: —
Address: —
The mandate is for

a) a definite term;

b) an indefinite term.
Commencement date: —

Expiry date: —
14.3	Members of the supervisory board:
Name: —
Mother’s maiden name: —
Address: —

The mandate is for

a) a definite term;

b) an indefinite term.

Commencement date: —

Expiry date: —
Name: —
Mother’s maiden name: —
Address: —

The mandate is for

a) a definite term;

b) an indefinite term.

Commencement date: —

Expiry date: —

15. Auditor

The auditor of the company is:
Name:	—
Mother’s maiden name:	—
Address:	—
Chamber’s registration number:	—
Company name:	PricewaterhouseCoopers Könyvvizsgáló és Gazdasági Tanácsadó Kft.
Registration number:	01-09-063022
Seat:	1077 Budapest, Wesselényi u. 16.
Personally liable auditor:	Szabados Szilvia
Chamber’s registration number:	005314
Mother’s maiden name:	Bukó Terézia
Address:	1031 Bp. Amfiteátrum u. 25. VI/53

Substitute auditor:	—
Mother’s maiden name:	—
Address:	—

Commencement date:	27 November 2008
Expiry date:	31 May 2009
16. Termination of the company
In the event of termination of the company without succession, assets remaining after settlement of all debts shall be allocated to the founder.
17. Miscellaneous provisions
17.1	In cases when the company is required by the companies act to make an announcement, the company shall meet this requirement by publishing

a)	in the Company Gazette;

b)	on the website of the company.
The matters not regulated in this deed of foundation shall be governed by the Companies Act, whereas the provisions of Act IV of 1959 on the Civil Code shall be applied in respect of the financial and personal relations of the company and its members not regulated by the Companies Act.
Amsterdam, 27 November 2008.
Signature of the Founder:

/s/ Signed
Closure Systems International B.V.
Name: Orangefield Trust (Netherlands) B.V.

Countersigned/Notarized by:	/s/ Signed